As filed with the United States Securities and Exchange Commission on October ___, 2010

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EDUTOONS, INC.
(Exact Name of Registrant as Specified in our Charter)

Delaware	4841	27-2701563
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer I.D No.)

EDUtoons, Inc.
101 East 52nd Street, 10th Floor
New York, NY  10022
Tel: (212) 319-1754
(Name, address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Gersten Savage LLP
Arthur S. Marcus, Esq.
Cheryll J. Calaguio, Esq.
600 Lexington Avenue, 9th Floor
New York, NY 10022-6018
Tel: (212) 752-9700
Fax: (212) 980-5192

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering	Amount of Registration Fee(2)
Common stock of the registrant, par value $.001 per share	3,000,000	$0.05	$150,000	$10.70
Total	3,000,000	$0.05	$150,000	$10.70

(1)	This price was arbitrarily determined by us.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act as defined below.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Securities Act”) or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted by the law of such state or jurisdiction. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2010

PRELIMINARY PROSPECTUS

EDUtoons, Inc.

3,000,000 SHARES
OF
COMMON STOCK

EDUtoons, Inc., a Delaware corporation (“EDUtoons” or the “Company”) is offering, on a best efforts basis, up to 3,000,000 shares of its common stock at a price of $0.05 per share (the “Shares”) in a direct public offering, without any involvement of underwriters or broker-dealers. The Shares are intended to be sold directly through the efforts of the director and officers of the Company.  As of this date, we have not entered into any agreements or arrangements for the sale of the Shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements.

The Company is not required to sell any specific number of Shares but will use its best efforts to sell all of the Shares offered herein.  This offering will terminate when all of the 3,000,000 shares of common stock have been sold, or ninety (90) days after the registration statement is declared effective by the Securities and Exchange Commission.  EDUtoons shall have the right to extend the offering, in its sole discretion, for an additional period of ninety (90) days.  The proceeds from the sale of the Shares in this offering will be payable to EDUtoons, Inc.

The Company may not sell the Shares until the registration statement filed with the Securities and Exchange Commission (“SEC”) is declared effective.  Its common stock is presently not traded on any market or securities exchange. The Company is a development stage company that currently has very limited operations and has not generated any revenue. Therefore, any investment in the Shares involves a high degree of risk.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE INVESTING IN THE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, EDUtoons, Inc., or the Shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is October ___, 2010

Table of Contents

GENERAL	1
PROSPECTUS SUMMARY	1
RISK FACTORS	5
TAX CONSIDERATIONS	10
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
SHARES ELIGIBLE FOR RESALE	11
SELLING SHAREHOLDERS	12
PLAN OF DISTRIBUTION	12
DESCRIPTION OF SECURITIES	13
INTERESTS OF NAMED EXPERTS AND COUNSEL	14
LEGAL REPRESENTATION	14
EXPERTS	14
TRANSFER AGENT	14
DESCRIPTION OF BUSINESS	14
REPORTS TO STOCKHOLDERS	19
DESCRIPTION OF PROPERTY	19
LEGAL PROCEEDINGS	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	19
FINANCIAL STATEMENTS	21
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	32
RESULTS OF OPERATIONS	32
LIQUIDITY AND CAPITAL RESOURCES	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
DIRECTORS AND EXECUTIVE OFFICERS	33
EXECUTIVE COMPENSATION	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36
WHERE YOU CAN FIND ADDITIONAL INFORMATION	37
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	39
SIGNATURES	42

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

GENERAL

As used in this Prospectus, references to the “EDUtoons,” “Company,” “we,” “our,” “ours” and “us” refer to EDUtoons, Inc., a Delaware corporation, unless the context otherwise requires. In addition, references to our “financial statements” are to our financial statements for the fiscal year ending June 30, 2010, except as the context otherwise requires.  Any references to “fiscal year” refer to our fiscal year ending June 30. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.001.

PROSPECTUS SUMMARY

The following summary highlights some of the information in this Prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this Prospectus.

THE COMPANY

Where You Can Find Us

Our principal executive offices are located at 101 East 52nd Street, 10th Floor, New York, NY 10022. Our telephone number is (212) 319-1754.  We have acquired the domain rights to www.edutoons4kids.com.

Corporate Background

We were incorporated in the state of Delaware on April 28, 2010, under the name EDUtoons, Inc.  Our business purpose is to provide reinforcement in children’s programming by producing one-minute, three-minute and five-minute educational cartoons, which are intended to serve as both an educational tool and counter-balance to the, at times, violent and age-inappropriate nature of cartoons and programming directed at children.  We will seek to provide a useful educational format for school children and intend to market the cartoon segments to television programmers, as well as to educational institutions in order to enable teachers to expose their students to a new learning format while keeping it fun at the same time.  As of the date hereof, we have only conducted initial research into the competitive conditions in the industry in which we operate.

We are a development stage company that has not generated any revenue and has had limited operations to date. From April 28, 2010 (inception) to June 30, 2010, we have incurred accumulated net losses of $3,950. As of June 30, 2010, we had total assets of $37,500 which mainly consisted of cash, and total liabilities of $13,950.  At the present time, we do not incur any fixed monthly expenses other than the legal and accounting costs related to the filing of this Registration Statement. However, we do anticipate beginning to incur approximately $24,000 in expenses during the four months immediately following this offering.  Such costs are related to the development and production of an initial set of cartoons and for costs related to its marketing.  (Please see the “Use of Proceeds” section beginning on page 9 hereof.)

We anticipate that unless we obtain additional capital in the near future, we will be unable to execute on our business plan.  Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

In addition, we have not identified or approached any market makers that may assist us in applying for the quotation of our common stock on a national stock exchange or association, or inter-dealer quotation system. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful.   In the absence of listing, no market will be available for investors in our common stock in which they can sell the Shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the Shares listed for trading.

THE OFFERING

Securities Being Offered	Up to 3,000,000 shares of common stock.

Initial Offering Price	The purchase price for the Shares is $0.05 per share. This price was determined arbitrarily by us.

Terms of the Offering	The Company’s director and officers will sell the Shares beginning on such date as the registration statement filed with the Securities and Exchange Commission is declared effective.

Termination of the Offering
This offering will terminate when all of the 3,000,000 shares of common stock have been sold, or ninety (90) days after the registration statement is declared effective by the Securities and Exchange Commission.  EDUtoons shall have the right to extend the offering, in its sole discretion, for an additional period of ninety (90) days.

Risk Factors	The Shares being offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Common Stock Issued and Outstanding Before the Offering	2,750,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued and Outstanding After the Offering	Assuming the sale of all 3,000,000 shares offered under this Prospectus, there will be 5,750,000 shares of our common stock issued and outstanding after the offering is completed.

Use of Proceeds	We will use the net proceeds from this offering primarily for the production, development and marketing of the educational cartoons.

SUMMARY FINANCIAL AND OTHER DATA

THE FOLLOWING TABLE PRESENTS SUMMARY FINANCIAL AND OTHER DATA AND HAS BEEN DERIVED FROM OUR AUDITED FINANCIAL STATEMENTS FOR THE PERIOD SINCE INCEPTION (APRIL 28, 2010) UP TO JUNE 30, 2010. THE INFORMATION BELOW SHOULD BE READ IN CONJUNCTION WITH THE “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” AND OUR FINANCIAL STATEMENTS AND THE NOTES TO OUR FINANCIAL STATEMENTS, EACH OF WHICH IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS.

(US Dollars)	2010
Revenues	-
Operating Expenses	$3,950
Net (Loss)	(3,950)
Total Assets	37,500
Total Liabilities	13,950
Total Stockholders’ Equity	23,550
(Loss) per common share, basic and diluted	(0.00)
Weighted average shares outstanding, basic and diluted	2,750,000

RISK FACTORS

An investment in the Shares involves a high degree of risk. Prospective investors should carefully consider the risks and uncertainties described below before and all of the information contained in this prospectus before deciding whether to purchase the Shares.  If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The risks and uncertainties described below consists of all known material risks which management currently believes may significantly affect us.

Risks Related to Our Business

We have no operating history and therefore we cannot project our revenues and results of operations.

We have no operating history and our business and prospects must be considered in light of the risks and uncertainties to which a start up company is exposed. We cannot provide assurances that our business strategy will be successful or that we will generate any revenues in the future.   We may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside our control. The growth of our business and our ability to generate revenue will depend largely on our ability to execute our business plan and the acceptance of the educational cartoons that we may develop.  However, no assurance can be given that we will successfully implement our business plan, that our educational cartoons will gain market acceptance or that we will be able to generate any revenues.

Members of our management team have minimal experience in producing and marketing educational cartoons.

Our officers have only minimal experience in producing and marketing educational cartoons and none of our directors or officers have any significant technical training or experience in this regard. We rely on our Cartoon and Animation Advisor, Irwin Hansen, on the execution of management’s ideas and vision. Further, none of our officers or directors has any experience in operating a publicly reporting company.  As a result of management’s inexperience, there is a higher risk of us being unable to successfully execute our business plan or operate as a public company.

We have incurred historical losses as a result, we may not be able to generate profits, support our operations, or establish a return on invested capital.

We incurred net losses from our inception, April 28, 2010 to our fiscal year ended June 30, 2010 in the amount of $3,950.  We expect that our operating expenses will increase as we begin to produce and develop cartoon segments.  In addition, we will incur additional expenses associated with being a public company, such as additional legal expenses, additional accounting costs and other expenses related to the compliance and disclosure requirements that are imposed on all public companies, which are currently estimated at approximately $7,500 per quarter.   We cannot assure you that our business strategy will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.  Further, based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern

Our limited operating history makes it difficult to evaluate our current business and future prospects, and may increase the risk of your investment.

We have been in existence only since April 2010. Our limited operating history will make it difficult for an investor to evaluate our current business and our future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by start-up companies. If we do not address these risks successfully, our business will be harmed, which may increase the risk associated with an investment in the Shares.

If we do not effectively build our sales force and internal support staff, our future operating results will suffer.

We plan to build a direct sales force that will be responsible for marketing our products to television station programmers and educators.  We believe that there is significant competition for direct sales, service and support personnel with the skills and knowledge that we, as a new business, will require. Our ability to achieve significant revenue growth will depend not only on our internal marketing but also on our success in recruiting, training and retaining a sufficient number of personnel to support our growth. New hires often require significant training and, in most cases, take significant time before they achieve full productivity. Our intended hires may not become as productive as we expect, and we may be unable to hire or retain a sufficient number of qualified individuals. If our efforts to build a direct sales force are not successful or do not generate a corresponding increase in revenue, our business will be harmed.

We may be unable to properly manage our growth.

We may be unable to properly manage any rapid growth in our business in the event that the cartoons we produce gain wide market acceptance.  Failure to manage this growth effectively could adversely affect our profitability. If we are not successful in managing or expanding our operations or maintaining adequate management, financial and operating systems and controls, our performance will be adversely affected.

We are highly dependent upon our current management.

We intend to expand operations in the future and anticipate that such expansion of our operations will continue to be required in order to address potential market opportunities. Any such growth, if it occurs, will place a significant strain on our management and on our operational and financial resources. Our success is principally dependent on our current management personnel for the operation of our business.  The loss of any of the members of our management could negatively impact our ability to develop and/or sell our educational cartoons, which could adversely affect our financial results and impair our operations.

We have not sold any cartoons to date.  We cannot guarantee we will be successful in selling cartoons or that if we are able to sell cartoons, that we will make a profit.

We do not currently have any clients who have agreed to purchase the cartoons we intend to produce and no assurance can be given that we will be successful in selling the cartoons to our targeted markets.  Further, even if we obtain clients, no assurance can be given that that we will generate a profit from such sales. If we cannot generate a profit, we will have to suspend or cease operations and any investor in the Company may lose their entire investment.

If we are unable to sell our products to our targeted market, our revenue will not grow as expected.

Our ability to attract customers and generate revenue will depend in large part on our ability to successfully market the cartoons we produce to our targeted markets, television station programmers and educators.  Our success in selling our product depends on several factors, including the timely completion, introduction and market acceptance of our educational cartoons. Further, any new educational cartoons we develop or produce in response to market demands may not be completed in a timely or cost-effective manner, or may not achieve the broad market acceptance necessary to generate significant revenue. If we are unable to successfully market and sell the cartoons, sell the same into new markets or enhance existing educational cartoons to meet customer requirements, our revenue will not grow as expected, which may have a negative impact on our financial operations.

We expect to face intense competition.

The educational cartoons will compete with a variety of other programs intended for children.  All of our competitors have greater financial resources, greater public and industry recognition and broader marketing capabilities than us. The market in which we operate is characterized by numerous small companies, with whose products we may be unfamiliar with, and which may be in direct competition with our products.   Our inability to adequately compete with our competitors may result in lost sales and will affect our overall profitability.

Risks Related To Our Industry

Lack of compliance with industry laws and regulations may result in litigation against us.

We operate in a highly regulated industry. Our failure to comply with rules and regulations of various federal, state and local government authorities could have a significant financial impact on our operations and profitability. No assurance can be given that we will always be in compliance with these rules and regulations. Failure to comply with these rules and regulations may result in, among other things, class action lawsuits, administrative enforcement actions and/or civil and criminal liability against us, any of which may have a negative impact on our reputation and our over-all profitability.

Inability to protect our intellectual property may have a negative impact on our profitability.

Trademarks and other proprietary rights are important to our success and competitive position.  While we intend to protect our trademarks and other proprietary rights through a variety of means when products that are entitled to intellectual property protection are developed by us, no assurance can be given that such actions will be adequate to protect these rights.  Our failure to protect our intellectual property may result in third parties using our products without payment of royalties to us and may have a negative impact on our profitability.

Assertions by a third party that we infringe its intellectual property, whether successful or not, could subject us to costly and time-consuming litigation.

The industry in which we are engaged in is characterized by the existence of a large number of copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights.  As we face increasing competition and become a publicly traded company, the possibility that claims against us for alleged intellectual property rights violations may grow. Any intellectual property rights claim against us, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management attention and our financial resources. An adverse determination could also prevent us from offering the cartoon segments we intend to produce to our customers and may require that we develop substitute cartoon segments that do not infringe on any third party’s intellectual property, which could be financially burdensome and may affect our profitability.

We may fail to comply with rules and regulations promulgated by the FCC and other state and federal agencies.

Though we receive advice from management and consultants regarding compliance with FCC regulations, such regulations are very complex and, in some instances, are subject to interpretation. Our business is primarily regulated by the FCC which has jurisdiction over granting licenses and monitoring what goes out over the public airwaves.  Any violation or alleged violation of FCC regulations could adversely affect our business.

Risks Relating To Our Common Stock

Because our Chief Executive Officer and sole Director owns 27% of our issued and outstanding common stock, she can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

As of October 25, 2010, our Chief Executive Officer and sole director owns approximately 27% of our issued and outstanding shares of common stock. While such ownership does not grant her absolute control over the Company, such ownership is sufficient to permit her to exert influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price may not reflect the actual market price for the Shares.

The initial offering price of $0.05 per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the Shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative effect impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on stock appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We are authorized to issue up to 10,000,000 shares of common stock, $0.001 par value per share, of which 2,750,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

Currently, there is no public market for our common stock, and there is no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, that a viable, liquid market with low volatility will develop.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the Over the Counter Bulletin Board (the “OTC Bulletin Board”) upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTC Bulletin Board or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTC Bulletin Board or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. (“FINRA”)  on our behalf so that we may quote our shares of common stock on the OTC Bulletin Board (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker’s application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because we will be subject to “penny stock” rules once our shares are quoted on the OTC Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their Shares.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the Shares offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in the Shares.

USE OF PROCEEDS

The offering is being conducted on a self-underwritten basis and no minimum number of Shares needs to be sold in order for the offering to proceed.

In the event that we are able to sell 1,000,000 shares pursuant to this offering (for net proceeds of approximately $29,990 after deducting estimated expenses of $20,100) we will use approximately $18,000 for the development and production of an initial set of one-minute, three-minute and five-minute educational cartoons and approximately $6,000 for marketing purposes in order to generate interest in our products.  In the event that we are able to sell between two million and three million shares under this offering for net proceeds of between $79,990 and $129,990, we will use an additional $40,000 to $60,000 for the creation, development and production of additional cartoons segments and approximately $20,000 to $32,000 to cover costs of additional marketing efforts that the Company intends to undertake.  Any amounts remaining after expenses for the production of cartoons and marketing efforts will be retained for any unknown expenses that the Company may incur.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by EDUtoons and do not hear any relationship to the assets, earning, book value, or any other objective criteria of value.  In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

Our net tangible book value as of June 30, 2010 was approximately $23,550, or $0.00856 per share of common stock based on 2,750,000 shares of common stock outstanding as of such date. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2010. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of Shares in this offering and the net tangible book value per share of common stock immediately after completion of this offering.

After giving effect to the sale of all the Shares being sold pursuant to this offering at the offering price of $0.05 per share, and after deducting estimated offering expenses payable by us in the amount of $20,010, our net tangible book value would be approximately $153,540, or $0.02670 per share of common stock. This represents an immediate increase in net tangible book value of $0.01814 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.02330 per share to new investors purchasing the Shares in this offering.

The following table illustrates this per share dilution:

Offering ($150,000)
Public offering price per share of common stock		$0.05
Net tangible book value per common share as of June 30, 2010	$0.00856
Increase in net tangible book value per share attributable to existing stockholders	$0.01814
Net tangible book value per share as adjusted after this offering		$0.0267
Dilution per share to new investors		$0.0233

SHARES ELIGIBLE FOR RESALE

The Shares sold pursuant to this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our common stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled, after such six-month holding period, to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

SELLING SHAREHOLDERS

There are no selling shareholders involved in this offering.

PLAN OF DISTRIBUTION

We are offering 3,000,000 shares of our common stock at a purchase price of $0.05 per share. There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified or approached any market makers with regard to assisting us to apply for such quotation. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful. In the absence of listing, no market is available for investors in our common stock to sell the Shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the Shares listed for trading.

If the Shares ever become tradable, the trading price of such could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell the Shares at a price greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of the officers and director of the Company. We do not anticipate entering into any agreements or arrangements for the sale of the Shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements.

The officers and director of the Company will not receive commissions for any sales originated on our behalf. We believe that our officers and director are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to our officers and director, they:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Are not an associated person of a broker or dealer; and

Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

d.	The officers and director of the Company may purchase the Shares sold pursuant to this offering.

There can be no assurance that all, or any, of the Shares will be sold.  In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the Shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

Investors can purchase the Shares in this offering by contacting the Company. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements are irrevocable. We expressly reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

General

Our total authorized capital stock consists of 10,000,000 shares of common stock, par value $0.001 per share.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Holders of common stock are entitled to share ratably in dividends, as may be declared by our board of directors out of funds legally available therefore. In the event we are liquidated, dissolved or wound up, holders of the common stock shall be entitled to share ratably in all assets remaining, if any, after payment of liabilities, subject to the rights of the holders of preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

We are authorized to issue up to 10,000,000 shares of common stock, par value $0.001 per share. As of October 25, 2010, there were 2,750,000 shares of our common stock issued and outstanding.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, at 600 Lexington Avenue, New York, New York 10022.

EXPERTS

The financial statements included in this Prospectus and the registration statement have been audited by Wei, Wei &Co., LLP to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

We do not currently have a transfer agent. We are currently in the process of identifying potential transfer agents and plan to select one as soon as practicable.

DESCRIPTION OF BUSINESS

General

We were incorporated in the state of Delaware in April 28, 2010, under the name EDUtoons, Inc.  Our business purpose is to provide reinforcement in children’s programming by producing one-minute, three-minute and five-minute educational cartoons, which are intended to serve as both an educational tool and counter-balance to the, at times, violent and age-inappropriate nature of cartoons and programming directed at children.  We will seek to provide a useful educational format for school children, and intend to market the cartoon segments that we intend to produce to television programmers, as well as to educational institutions to enable teachers to expose their students to a new learning format while keeping it fun at the same time.  We believe that the cartoon segments we intend to develop and produce, once developed, will be in keeping with the FCC regulations regarding educational programming.

Our business plan evolved as a result of Ms. Russell’s background in television, broadcasting, and teaching in the public school system, during which time, she broadened her understanding of the industry and determined that there is a need for more educational programming.  After a discussion with Mr. Irwin Hasen, our Cartoon and Animation Advisor and Ms. Charlotte Veal, our Vice-President, regarding the programming that she believed, based on her experience, to be most effective, they determined that the combination of a formal classroom-instruction-type format enriched by cartoon programming would have appeal to broadcasters and schools.

In order to execute our business plan, we intend to retain animators on an hourly basis to be chosen by our Cartoon and Animation Advisor, Mr. Irwin Hansen.  These animators will be under the supervision of Mr. Hansen and will be responsible for producing initial sketches of the cartoons, either by hand or using computer illustration software.  As our Cartoon and Animation Advisor, Mr. Hansen will be responsible for selecting the final cartoons sketches or strips to be produced.  Together with Ms. Russell, Mr. Hansen will supervise the story line of each cartoon.

During the first 12 months following the offering, no permanent staff is expected to be hired for either the creation of cartoons or for the marketing thereof, as such marketing will be done primarily by Ms. Russell and Ms. Veal.  At this time, it is anticipated that such marketing activities will consist of Internet advertising, the sending of announcements to their contacts in the industry and by calls directly to the four major television and cable networks and their affiliates.  In addition, Ms. Russell will also take part in marketing our product to schools, and intends to initially contact the New York City Board of Education and the Teacher’s Union, as well as various educational institutions located in New York City.

To date, we have not generated any revenues and as of the date hereof, we have only taken the initial steps necessary before it can fully implement its business plan, such as the raising of initial capital through the sale of 2,750,000 shares of our common stock and obtaining the domain rights to our website, www.edutoons4kids.com.  In addition, our management team has developed a business plan and intends to implement the initial phase thereof within the twelve months following the offering, during which time we intend to conduct the following activities:

First Quarter Following the Offering:

For the three month period following the conclusion of the offering, we intend to conduct initial research and development activities related to the production of one set of one-minute, three-minute and five-minute cartoons.  Such activities will consist mostly of research related to the categories and content of the cartoons in order to determine what categories will be most acceptable to our targeted market.   We also intend to begin the actual development and production of the initial set of cartoon segments (i.e. one set of one-minute, three-minute and five-minute cartoons) and intend to use the same for marketing activities to be conducted during the next three-month period.   We do not anticipate generating revenues during this period and further anticipate that approximately $24,000 will be spent on the activities listed above.

Second Quarter Following the Offering:

During this time, we intend to begin the marketing of the initial set of cartoons that we develop during the first quarter following the offering.  As part of our initial marketing strategy, we intend to advertise our product on the internet, send announcements to our management team’s contacts in the industry and make calls directly to the four major television and cable networks and their affiliates.  It is currently intended that Ms. Russell will also market the cartoons to schools, particularly, those educational institutions located in city of New York.  Also as a part of our marketing strategy, we will make a clip of the cartoon segments available at no charge on the Internet.  Prior to downloading such clips, any potential customer will be required to provide us with their names and contact information.  As an additional marketing strategy, it is anticipated that all such customers will be provided with newsletters informing them of any additional cartoon strips developed by the Company. We do not anticipate generating revenues during this period and further anticipate that approximately $60,000 will be spent on the activities listed above.

Third Quarter Following the Offering:

We currently intend to devote the third quarter following the offering on developing our website.  At the present time, it is anticipated that a website designer will be engaged during this period that will assist us in designing our website and in making the cartoons that we may develop accessible through such website.  It is anticipated that approximately $8,000 will be spend for the development of our website.

It is also anticipated, although no assurance can be given, that during this period, we will begin to receive orders for the cartoons that we intend to produce.  During this time, only the initial set of one-minute, three-minute and five-minute cartoons will be available for sale and/or distribution.  However, we do not anticipate receiving a significant amount of revenue during this period.

Fourth Quarter Following the Offering:

Based on our current business plan, we anticipate that the fourth quarter following the offering will be devoted to the development of additional cartoons.  It is intended that the cartoons that we develop will have themes and categories that are based on the feedback we get from potential customers as a result of our marketing efforts.

Educational Cartoons

Pediatric and Adolescent Medicine magazine has reported that about 90% of children aged twenty-four (24) months and under regularly watch television.  A study conducted by the University of Texas in Austin has shown that pre-school children who watch a few hours a week of educational programming perform better on achievement tests over time than those who watch general entertainment shows.  Our intent is to provide children with the educational programming that we deem is currently lacking in the market today.

We intend to initially produce television programming in a one-minute, 26-segment series, each devoted to one letter of the alphabet.  For instance, “A” could be illustrated by “Ant”; “B” by “Bear”; and so forth.  Thereafter, three-minute segments, which would be offered in 13 and 26 series, will have varied subjects such as “Presidents of the United States”; the “Countries of the World”; the “States of the United States”, and the like.  The five-minute segments will be focused primarily on nature, various animal habitats around the world, the stars, sea life—the potential content of our five-minute segments is virtually unlimited and we intend to produce such five-minute segments that we deem to be educational and of high quality.

During our start up period, our management will be primarily responsible for developing the contents of the cartoon segments that we intend to produce.  We also intend to engage individual animators who will execute on our management’s ideas and vision.  All of our cartoon animators will be supervised by Irwin Hansen, our Cartoon and Animation Advisor.  Mr. Hansen created the comic strip Dondi which was syndicated in 300 newspapers around the country.  He began his career drawing covers for comic books including The Green Lantern, Wonder Woman, The Flash and Wildcat.  He is a two-time recipient of the annual National Cartoonist Society Award.

Given the limited amount of funding available to the Company, we intend to engage cartoon animators with the intention of compensating them on an hourly basis based on the approximate amount of revenue that the Company anticipates generating from each of their creations.  At the present time however, we have not entered into any agreements with cartoon animators regarding the creation of educational cartoons.

Pricing and Licensing

It is our intention to develop the cartoons at a minimal cost so that we can produce quality work and become established as providers of educational programming.  In order to keep costs at a minimum, we currently do not intend to hire any office staff or hire any cartoon animators on a full time basis and will retain such individuals on a commission basis only.  At this time, prices for the cartoons we intend to develop are not definitively set.  However, it is intended that each cartoon developed will be offered at three times production cost.

We intend to grant each purchaser of the cartoons a license to use such for a period of one (1) year, which license will be renewable for an unlimited number of one (1) year periods.  It is further anticipated that each customer will be require to contractually agree not to distribute or copy any of the cartoons purchased without the express written consent of the Company.

Sales and Marketing Strategy

The Internet is the least expensive marketing tool and we intend to use the Internet as a primary tool in our efforts to reach out to television station programmers, as well as to educational institutions and individual teachers.  Upon raising $50,000 from the offering, we intend to begin the development of an initial set of our one-minute, three-minute and five-minute educational cartoon segments.  As part of our initial marketing strategy, a clip of such segments will be made available at no charge on the Internet.  Prior to downloading such clips, any potential customer will be required to provide us with their names and contact information.  As an additional marketing strategy, it is anticipated that all such customers will be provided with newsletters informing them of any additional cartoon strips developed by the Company.

We anticipate that revenue will come from the sales of the programming series.  At the present time, we intend to sell the cartoon segments to various television networks and independent television stations, other digital platforms and to educational institutions throughout the United States and Canada.  At this time, we have not entered into any agreements with any third parties for the sale and/or purchase of the cartoon segments.

We anticipate that initial sales of the cartoons we intend to produce will be difficult.  However, we believe, although no assurance can be given, that when television stations start to include EDUtoons to their children programming, customer feedback and word-of-mouth will stimulate sales fairly rapidly.  Further, we believe, although no assurance can be given, that educational institutions and individual teachers and educators may also be another important source of revenue for the Company.  We would also seek to capitalize on any of the cartoon characters that become popular with children by licensing stuffed toys, games and similar extensions.

Competition

There are a number of companies that offer cartoon programs for children, such as the Children’s Television Workshop, Nickelodeon, Walt Disney Studios, Warner Bros. (Cartoon Network), Turner Broadcasting System (Time Warner), and other major production companies.  Based on our initial research, the four major networks, ABC, CBS, NBC and Fox all have over 200 affiliate stations.  In addition, the CW network has approximately 100 affiliate stations.  These stations cover almost all of the cartoon programming that are geared towards our same target market.

All of the companies listed above have funding and personnel far exceeding ours.  However, based on our initial research, it appears that their programs are significantly different in terms of content and length and do not specifically aim to educate as we expect EDUtoons will do.  Moreover, our initial research has shown that there are no other companies that are focused on 1, 3, and 5-minute educational cartoon segments that we intend to offer.  However, in the event that we are successful in selling the cartoons, there is no guarantee that companies already engaged in offering programs for children will not capitalize on our success and seek to produce cartoon segments similar to ours.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to the development of our educational cartoons.

REGULATORY MATTERS

The cartoon segments may be subject to federal and state regulations relating to content.  The Company intends to distribute its cartoon segments initially through the Internet, and thereafter, through various television networks that the Company may be able to secure contracts with.  Both the Internet and television industries are subject to a variety of regulations at the federal and state levels.  We expect that legislative enactments, court actions, and regulatory proceedings will continue to expand these regulations, and in some cases change the rights of cable companies and other entities providing video content, such as the cartoon segments we intend to produce, under the Communications Act of 1934, as amended (the “Communications Act”).

EMPLOYEES

As of the date of this Prospectus, we do not have any employees.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research and development costs to date.  We anticipate research and development to begin during the first quarter after the offering and further anticipate that expenditures for research and development of the cartoons during this time will be approximately $6,000, which amount will be taken from the proceeds of the offering.

SUBSIDIARIES

None.

INTELLECTUAL PROPERTY

We intend, in due time and upon advise of counsel, to take all measures to determine whether we are entitled to protection under current intellectual property laws for the cartoon segments we intend to produce.  While no assurance can be given that we will be able to obtain the necessary protection over our intellectual property, we intend to aggressively assert our intellectual property rights, including those relating to any materials that may qualify for copyright protections as well as trade names or trademarks that we may develop. These rights are protected through the application for copyrights, the acquisition of trademark registrations and when appropriate, litigation against those who are, in our opinion, infringing these rights.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of our registration statement and our future filings with the SEC from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may also obtain copies of such documents at prescribed rates by writing to the Public Reference Room or by calling the SEC at 1-800-SEC-0330.

DESCRIPTION OF PROPERTY

We currently maintain our corporate office at 101 East 52nd Street, 10th Floor, New York, NY 10022, which premises are currently being provided to us free of charge from an independent third party that has no affiliations with the Company.

LEGAL PROCEEDINGS

There are no pending, nor to our knowledge threatened, legal proceedings against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this Prospectus forms a part. However, we cannot assure you that our common stock will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

(a)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

(c)	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)	contains a toll-free telephone number for inquiries on disciplinary actions;

(e)	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)	contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and offer quotations for the penny stock;

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Shareholders of Our Common Stock

As of the date of this prospectus, we have 27 shareholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

FINANCIAL STATEMENTS

Index to Financial Statements
For the period from Inception (April 28, 2010) to June 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
EDUtoons, Inc.

We have audited the accompanying balance sheet of EDUtoons, Inc. (the “Company”), a development stage company, as of June 30, 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from April 28, 2010 (inception) to June 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required, nor have we been engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EDUtoons, Inc. at June 30, 2010, and the results of its operations and its cash flows for the period from April 28, 2010 (inception) to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that EDUtoons, Inc. will continue as a going concern.  As more fully described in Note 5, the Company is a start up company subject to substantial business risks and uncertainties that has not generated revenues since inception.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 5.  The financial statements as of June 30, 2010 and for the period from April 28 (inception) to June 30, 2010 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As more fully described in Note 6, subsequent to the issuance of the Company’s financial statements as of June 30, 2010 and for the period from April 28 (inception) to June 30, 2010 and our report thereon dated July 14, 2010, we became aware that certain registration costs were not properly reflected in the financial statements.  In our original report, we expressed an unqualified opinion on the financial statements as of June 30, 2010 and for the period from April 28 (inception) to June 30, 2010, and our opinion on the revised financial statements, as expressed herein, remains unqualified.

/s/ Wei Wei & Co. LLP
New York, New York
October 1, 2010

EDUtoons, Inc.
(A Development Stage Company)

BALANCE SHEET

JUNE 30, 2010

ASSETS

Current assets:
Cash (Note2)	$27,500

Total current assets	27,500

Deferred registration costs (Note 2)	10,000

TOTAL ASSETS	$37,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Due to stockholder (Note 2)	$10,000
Accrued liabilities	3,950

Total current liabilities	13,950

Stockholders’ equity:
Common stock, $0.001 par value per share, 10,000,000 shares authorized, and 2,750,000 shares issued and outstanding	2,750
Additional paid-in capital	24,750
Deficit accumulated during development stage	(3,950)

Total stockholders’ equity	23,550

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,500

The Accompanying Notes Are an Integral Part of these Financial Statements

EDUtoons, Inc.
(A Development Stage Company)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 28, 2010 (INCEPTION) TO JUNE 30, 2010

Revenue	$-

Operating expenses:
General and administrative expenses	3,950

Net (loss)	$(3,950)

(Loss) per common share, basic and diluted (Note 2)	$(0.00)

Weighted average shares outstanding, basic and diluted	2,750,000

The Accompanying Notes Are an Integral Part of these Financial Statements

EDUtoons, Inc.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 28, 2010 (INCEPTION) TO JUNE 30, 2010

		Additional	Deficit Accumulated During
	Common Stock	Paid-in Capital	Development Stage	Total

Initial capitalization	$2,750	$24,750	$-	$27,500
Net (loss)	-	-	(3,950)	(3,950)

Balance, June 30, 2010	$2,750	$24,750	$(3,950)	$23,550

The Accompanying Notes Are an Integral Part of these Financial Statements

EDUtoons, Inc.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 28, 2010 (INCEPTION) TO JUNE 30, 2010

Cash flows from operating activities:
Net (loss)	$(3,950)
Change in operating assets and liabilities:
Accrued liabilities	3,950

Net cash provided by operating activities	-

Cash flows from financing activities:
Proceeds from issuance of common stock	27,500

Net cash provided by financing activities	27,500

Net change in cash	27,500
Cash, beginning of period	-

Cash, end of period	$27,500

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Direct costs related to securities offering paid by stockholder	$10,000

The Accompanying Notes Are an Integral Part of these Financial Statements

EDUtoons, Inc.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (April 28, 2010) to June 30, 2010

1.	GENERAL

Organization and Business Nature

EDUtoons, Inc. (the “Company”) was incorporated in the State of Delaware on April 28, 2010 to produce one-minute, three-minute and five-minute educational cartoons primarily to be sold to television networks and independent television stations, and digital platforms throughout the United States and Canada, and thereafter offered at a lower cost to schools.  The Company aims to provide reinforcement in children’s programming that will serve as both an educational tool and counter-balance to the violence and age-inappropriate nature of cartoons and programming currently directed at children.  The Company’s one-minute television programming consists of 26-segment series, each devoted to one letter of the alphabet; the three-minute segments would be offered in 13 and 26 series in subjects such as the presidents of the United States, the countries of the world, and the states of the United States, etc.; and the five-minute segments would be focused primarily on nature, various animal habitats around the world, the stars and sea life.

The Company is in the development stage and has not generated any revenues from operations and has no assurance of any future revenues.  The Company will require substantial additional funding to cover its operations.  There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

2.	ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less that are readily convertible into cash to be cash equivalents.  The Company places its cash with high credit quality financial institutions.  Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.  At June 30, 2010, the Company did not have cash balances which were in excess of the FDIC insurance limit.  The Company performs ongoing evaluations of these institutions to limit its concentration of risk exposure.  Management believes this risk is not significant due to the financial strength of the financial institutions utilized by the Company.

Due to Stockholder

Amount due to stockholder, representing the advance from a stockholder, is non-interest bearing and is due on demand.

EDUtoons, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (April 28, 2010) to June 30, 2010

2.	ACCOUNTING POLICIES (continued)

Deferred Registration Costs

Deferred registration costs are incremental costs incurred by the Company in connection with a proposed common stock offering to be charged against the gross proceeds of the offering.  Deferred registration costs do not include any allocation of salaries, overhead or similar costs.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  At June 30, 2010, the Company has established full valuation allowances against deferred tax assets, recognized for operating losses, due to the uncertainty in realizing their benefits.

At June 30, 2010, the Company had $3,950 of unused operating losses expiring in 2030.

The Company adopted the provisions of FASB ASC 740-10-25.  The provisions prescribe a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns and require that uncertain tax positions are evaluated in a two-step process.  The implementation of the provisions of FASB ASC 740-10-25 resulted in no material liability for unrecognized tax benefits.  As of June 30, 2010 and during the period from April 28, 2010 to June 30, 2010, the Company did not have a liability for any unrecognized tax benefits.

No income taxes or interest were paid as of June 30, 2010.

EDUtoons, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (April 28, 2010) to June 30, 2010

2.	ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.  The Company did not identify any financial assets and liabilities that are required to be presented on the balance sheet at fair value.

The carrying values of cash, due to stockholder and accrued liabilities approximate fair values due to the short maturity of these financial instruments.

Earnings per Share

Net income (loss) per share is calculated in accordance with FASB ASC 260, Earnings Per Share.  Basic net income (loss) per share is based upon the weighted average number of common shares outstanding.  Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Basic and diluted earnings per share are the same at June 30, 2010 because the Company had no common stock equivalents.

3.	RECENTLY ISSUED ACCOUNTING STANDARDS

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU No. 2010-06”).  ASU No. 2010-06 amends FASB ASC Topic 820, to require additional information to be disclosed principally regarding Level 3 measurements and transfers to and from Level 1 and 2.  In addition, enhanced disclosure is required concerning inputs and valuation techniques used to determine Level 2 and Level 3 measurements.  This guidance is generally effective for interim and annual reporting periods beginning after December 15, 2009; however, requirements to disclose separately purchases, sales, issuances, and settlements in the Level 3 reconciliation are effective for fiscal years beginning after December 15, 2010 (and for interim periods within such years).  The update did not have a material impact on the Company’s results of operations or financial position.

EDUtoons, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (April 28, 2010) to June 30, 2010

3.	RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In February 2010, the FASB issued Accounting Standards Update No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU No. 2010-09”).  ASU No. 2010-09 amends FASB ASC Topic 855-10, Subsequent Events, to remove the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated in both issued and revised financial statements.  This change alleviates potential conflicts between ASC 855-10 and the SEC’s requirements.  The update did not have a material impact on the Company’s financial statements.

4.	SHARE CAPITAL

	Number of shares	Amount

Authorized:
Common stock at $0.001 par value per share	10,000,000	$10,000

At June 30, 2010	10,000,000	$10,000

Issued and outstanding:
Shares issued at $0.001 par value per share	2,750,000	$2,750

At June 30, 2010	2,750,000	$2,750

5.	GOING CONCERN/RISKS AND UNCERTAINTIES

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is a start up company subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

EDUtoons, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (April 28, 2010) to June 30, 2010

5.	GOING CONCERN/RISKS AND UNCERTAINTIES (continued)

The Company has not generated any revenues since inception.  While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds through the issuance of equity or debt securities.  Management believes that the actions presently being taken to implement its business plan and to generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The Company’s continuation as a going concern and its ability to emerge from the development stage with any planned principal business activity is dependent upon the continued financial support from its stockholders and its ability to obtain the necessary equity or debt financing and attain profitable operations.

The accompanying financial statements do not include any adjustments that would be necessary should the Company be unable to continue as a going concern.

6.	RESTATEMENT OF FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s financial statements, management became aware that the legal fees attributable to a proposed offering of the Company’s common stock were expensed, instead of being deferred to be charged against the gross proceeds of the proposed offering.  The correction of the error in the revised financial statements has the effect of decreasing net loss for the period from April 28 (inception) to June 30, 2010 by $10,000, and decreasing the loss per basic and diluted common shares by $0.00 from that of previously reported amounts.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Our plan of operation for the twelve (12) months following the date of this Prospectus is to primarily develop our three (3) cartoon segments (1,3 and 5 minutes) that focus on educational story lines and animation, which will be distributed initially through the Internet.

Over the next twelve (12) months, we anticipate spending approximately $92,000 for business operations. This budget assumes that all shares offered herein will be sold, permitting the Company to execute its current business plan, as intended, and includes all anticipated costs associated with the production of cartoon segments, professional fees-which include the filing of this registration statement and future compliance with reporting obligations, marketing expenses.

During this first year of operation, our management team will contribute to the long-term growth and success of the business by donating their time without charge to the business. Our director will spend at least 25 to 30 hours per week on company business.

RESULTS OF OPERATIONS

We are a development stage company with no established source of revenue. To date, we have incurred general & administrative expenses in the amount of $3,950 consisting of the audit fee. We have not generated any revenues and as of the date hereof, we have only taken the initial steps necessary before it can fully implement its business plan, such as the raising of initial capital through the sale of 2,750,000 shares of our common stock and obtaining the domain rights to our website.  Our auditors have expressed substantial doubt about our ability to continue as a going concern. Without realization of additional capital, it would be unlikely for us to continue as a going concern. Since inception, our activities have been supported by equity financing, and as of June 30, 2010, we have sustained losses in the amount of $3,950.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have raised $27,500 through the sale or our common stock and have incurred expenses of $3,950.  We anticipate that our future cash needs will be approximately $92,000 for the twelve month period following the offering.  We anticipate obtaining net proceeds of approximately $29,900 to $129,990 through the sale of our common stock pursuant to this offering.  Such amounts will be used to fund our anticipated expenses for the next twelve to eighteen months, including those expenses relating to the execution of our business plan, as discussed above.  However, no assurance can be given that any proceeds will be received from this offering, in which event, we may engage in additional financing activities, including the possible sale of debt instruments to be issued by us.  However, no assurance can be given that we will be successful in obtaining the necessary financing, or that we will be able to negotiate acceptable terms in a timely fashion. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.  At this time, we have not entered into any agreements with any third-party relating to the provision of credit facilities to us.  In addition, none of our current officers, directors or shareholders has committed, whether orally or in writing, to provide us with additional financing when needed.  Moreover, even if we are able to execute our business plan as intended, no assurance can be given that we will be able to sell any of the cartoons that we create or that we will be able to generate sufficient revenues to become profitable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and director and their respective ages as of the date of this prospectus are as follows:

Director:

Name of Director	Age
Eileen Russell	70

Executive Officer:

Name of Officer	Age	Position
Eileen Russell	70	Chief Executive Officer, President and Treasurer
Charlotte Kelly Veal	81	Vice-President and Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and director for the past five years.

Eileen Russell, CEO, President, Treasurer and Director

Ms. Russell joined the Company in April, 2010 as its CEO, President, Treasurer and sole Director.   Ms. Russell is an educator and journalist and has spent the last 18 years at ABC News where she produced investigative documentaries on Agribusiness, Illegal Aliens, the Oil Industry, Chemicals in the Environment, Police Stress, The Art Field, Asbestos, Sex Discrimination at Yale University, and Vietnam Veterans, as well as The Castro Generation, Cambodia: The Lost Generation, and two Action Biographies.  Action Biography: Sadat won the George Forster Peabody Award and Action Biography: Rabin won the Overseas Press Club of America Award.  Ms. Russell also taught children in middle and high school in Yonkers, New York, and was an adjunct professor of broadcast journalist at Columbia University School of Journalism in New York.  She received her Bachelor of Science degree from Marymount Manhattan College in 1961 and her Masters Degree from Fordham University in 1965.

Charlotte Kelly Veal, Vice-President, Secretary

Ms. Veal is the Vice-President and Secretary of the Company, a position she has held since the Company’s inception.  Since 2006 to present, she has worked as an independent consultant providing advice to a variety of companies, such as The Conde Nast Publications, and at the The New York Post and at the New York Women in Communications since.  Ms. Veal has spent over 30 years working in such diverse industries as advertising (McCann-Erickson Worldwide and the American Association of Advertising Agencies); broadcasting (NBC-TV); publishing (The Hearst Magazine Group and The Magazine Publishing Association); and not-for-profit (Odyssey House; Big Brothers, Big Sisters).  She attended Hunter College from 1950 to 1951.

Term of Office

Our directors hold office for a period of one-year term, and hold such office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Board Committees

There are no board committees at this time.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid by the Company to its officers and our sole director for services performed from our inception, April 28, 2010, to our fiscal year ended June 30, 2010.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Eileen Russell/CEO, President, Treasurer and Board Member	0	0	0	0	0	0	0	0
Charlotte Kelly Veal, Vice-President and Secretary	0	0	0	0	0	0	0	0

Options

To date, no stock options have been granted to officers or the director of the Company.

Employment Agreements and Consulting Agreements

We have not entered into any employment agreement or consulting agreements since our inception.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our capital stock as of October 25, 2010 by (i) each person whom we know to beneficially own more than five percent of our common stock, (ii) our director, (iii) each of our executive officers and (iv) our director and executive officers as a group. Unless otherwise indicated, each of the persons listed below have sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 10,000,000 shares of common stock, par value $0.001 per share. As of October 25, 2010 there were 2,750,000 shares of our common stock outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders. As of the date of this Prospectus, there were no shares of preferred stock authorized.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned
Eileen Russell/CEO, President, Treasurer and Board Member	1,000,000	36.36%
Charlotte Kelly Veal, Vice-President and Secretary	0	0
All directors and officers as a group (2 persons)	1,000,000	36.36%

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

COMPENSATION PLANS

We currently do not have any compensation plans in place.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our director, officers or principal shareholders, nor any family member of the foregoing, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to Delaware law, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In accordance with the Securities Act, we are filing with the SEC a registration statement on Form S-1, of which this Prospectus is a part, covering the securities being offered hereby. As permitted by rules and regulations of the SEC, this Prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. and 3 P.M., and on the SEC Internet site at www.sec.gov. Information regarding the hours of operations of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov.

EDUTOONS, INC.

3,000,000 Shares

of

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different from that contained herein. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2010, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________, 2010

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the Shares being registered. All such expenses will be paid by us. The amounts listed below are estimates only and are subject to future contingencies.

Expenses:	Dollar amount
Securities and Exchange Commission Registration Fee	$10.70
Edgarization, Printing and Engraving (1)	$2,000.00
Accounting Fees and Expenses (1)	$3,000.00
Legal Fees and Expenses (1)	$15,000.00
TOTAL (1)	$20,010.70
(1) Estimates only

Item 14.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee, or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, the Company is required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the Company’s board of directors.

Item 15.	Recent Sales of Unregistered Securities

Since the Company’s inception on April 28, 2010, we sold the following securities:

1.	In May, 2010, we sold 1,000,000 shares of our common stock to our Chief Executive Officer for proceeds of $10,000;

2.	From May 11, 2010 to June 30, 2010, we sold an aggregate of 1,750,000 shares of common stock to 26 individuals for aggregate proceeds of $17,500.

We believe that the sales of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under. The purchasers of the securities in such transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit

3.1*	Certificate of Incorporation of EDUtoons, Inc.

3.2*	Bylaws of EDUtoons, Inc.

4.1*	Specimen Stock Certificate

5.1	Opinion of Gersten Savage LLP

10.1*	Form of Subscription Agreement related to the Regulation D private placement

23.1	Consent of Wei, Wei &Co., LLP, Independent Auditor

23.2	Consent of Gersten Savage LLP (included in Exhibit 5.1)
* Previously filed as exhibits to the Registration Statement on Form S-1 filed by the Company August 6, 2010.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i)          to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

 (ii)         to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)          That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned thereto duly authorized, in New York, New York , on October 28, 2010.

EDUTOONS, INC.

By:	/s/ Eileen Russell
Eileen Russell
Chief Executive Officer and President
(Principal Executive Officer and Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Eileen Russell	CEO, President, Treasurer and	October 28, 2010
Eileen Russell	Director (Principal Executive Officer and Principal Financial Officer)

/s/ Charlotte Kelly Veal	Vice-President and Secretary	October 28, 2010
Charlotte Kelly Veal

EXHIBITS

Exhibit	Description of Exhibit

3.1*	Certificate of Incorporation of EDUtoons, Inc.

3.2*	Bylaws of EDUtoons, Inc.

4.1*	Specimen Stock Certificate

5.1	Opinion of Gersten Savage LLP.

10.1*	Form of Subscription Agreement related to the Regulation D private placement

23.1	Consent of Wei, Wei &Co., LLP, Independent Auditor

23.2	Consent of Gersten Savage LLP (included in Exhibit 5.1)
 * Previously filed as exhibits to the Registration Statement on Form S-1 filed by the Company on August 6, 2010